Exhibit 32

American Capital Mortgage Investment Corp.
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of American Capital Mortgage Investment Corp. (the “Company”), for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Malon Wilkus as Chief Executive Officer of the Company, and John R. Erickson, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that:

1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 26, 2013	By:	/s/ MALON WILKUS
Malon Wilkus Chief Executive Officer and Chair of the Board

Date:	February 26, 2013	By:	/s/ JOHN R. ERICKSON
John R. Erickson Chief Financial Officer and Executive Vice President

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.